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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Organogenesis Inc. (the "Company") on this Form S-3 of our report dated March 26, 1998, on our audits of the consolidated financial statements of Organogenesis Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 which report is included in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1998. We also consent to the reference to our Firm under the caption "Experts."



                                    /s/ Coopers & Lybrand L.L.P.

                                        Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 21, 1998